EXHIBIT 10.1

AMENDMENT TO TAX SHARING AND

INDEMNIFICATION AGREEMENT

This AMENDMENT (“Amendment”) to the TAX SHARING AND INDEMNIFICATION AGREEMENT signed on November 17, 2011, and effective as of November 21, 2011, by and between MII and MVWC (the “TSIA”) is entered into on this 2nd day of August, 2012, by and between MARRIOTT INTERNATIONAL, INC., a Delaware corporation (“MII”), and MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”). Capitalized terms used herein but not defined shall have the meaning ascribed to them in the TSIA.

WHEREAS, Section 2.03(b) of the TSIA provides, in part, that MVWC, MVW US and/or the applicable Subsidiary of MVW US shall prepare consistently with the Allocation (as adjusted to reflect any written comments by MVW US that were accepted by MII) an IRS Form 8883 (and any similar forms required by applicable state and local Tax laws) for MORI and any corporate subsidiary of MORI for which a 338(h)(10) Election is made (such IRS Form 8883 and any similar forms required by applicable state and local Tax laws, the “Tax Forms”), and promptly deliver copies of the Tax Forms to MII for MII’s review and approval.

WHEREAS, Section 2.03(c) of the TSIA provides, in part, that MVW US and each other member of the MVWC Group, except as required pursuant to a Final Determination, shall not take, or cause to be taken, any action that would be inconsistent with the final Allocation in any Tax Return, audit, litigation or otherwise.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Amendment, MII and MVWC hereby agree that the TSIA be, and hereby is, amended as follows:

1.	Tax Filings With Respect to the Allocation. Notwithstanding Sections 2.03(b) and (c) of the TSIA, MII acknowledges and agrees that (a) none of MVWC, MVW US or any applicable Subsidiary of MVW US or other member of the MVWC Group is obligated to file any Tax Forms consistently with the Allocation as it relates to the value between and among “domestic” entities as defined in section 7701(a)(4) of the Internal Revenue Code, and (b) none of MVWC, MVW US or any applicable Subsidiary of MVW US is obligated to promptly deliver any copies of the Tax Forms to MII for MII’s review and approval with respect to such allocation. MVWC acknowledges and agrees that nothing in this Amendment is intended to permit MVWC, MVW US or any applicable Subsidiary of MVW US or other member of the MVWC Group to use a total enterprise value or an allocation of value to the total “domestic” entities that is inconsistent with the Allocation.

2.	No Tainting Act. MII agrees that no act or omission of MVWC, MVW US or any applicable Subsidiary of MVW US or other member of the MVWC Group authorized by or within the scope of paragraph 1 above, shall constitute a Tainting Act as defined in the TSIA.

3.	No Waiver. Except as otherwise provided in paragraph 1 above, MII and MVWC mutually agree that this Amendment does not constitute a waiver under Section 8.08 of the TSIA by the parties of any of their rights under the TSIA.

4.	Other Provisions. MII and MVWC agree that, except as specifically modified by this Amendment, all provisions of the TSIA remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:	/s/ John E. Geller Jr.
Name: John E. Geller Jr.
Title: Executive Vice President

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Carl T. Berquist
Name: Carl T. Berquist
Title: EVP & CFO

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